AMH EQUITY, LTD. CODE OF ETHICS

MARCH 14, 2012

AMH EQUITY, LTD.

60 East 42ndStreet Suite 901

New York, NY 10165

TABLE OF CONTENTS

1.

Introduction

1

2.

Fiduciary Duty and Conflicts of Interest

1

3.

Confidential Information

2

4.

Gifts, and Entertainment

3

5.

Political Contributions Policy

5

6.

Outside Business Activities

9

7.

Insider Trading

9

8.

Personal Trading Policy

14

9.

Definitions

21

Exhibit A

22

Acknowledgement and Certification of Receipt

22

Exhibit B

23

Outside Business Activities Form

23

Exhibit C

25

Reportable Accounts

25

Exhibit D

26

Request for Brokerage Statements Letter

26

Exhibit E

27

Initial and Annual Holdings Report

27

Quarterly Transaction Report

29

Exhibit G

30

Political Contribution Form

30

Exhibit H

31

Disclosure Questionnaire

31

1.

Introduction

This Code of Ethics has been developed to provide general guidance to all partners, directors, officers, and Employees (collectively, “Supervised Persons”) of AMH Equity, Ltd. (“AMH Equity” or the “Firm”) in complying with applicable provisions of the Federal securities laws. In particular, this Code of Ethics (the “Code of Ethics”) details AMH Equity’s policies and procedures with respect to insider trading, personal investments, and the management of certain other conflicts.  This Code of Ethics should be read in conjunction with AMH Equity’s Compliance Manual.

Each Supervised Person is responsible for reading, understanding and agreeing to comply with the policies and procedures contained herein. The importance of compliance with this Code of Ethics cannot be overemphasized. Failure to comply may result in fines, censures and other sanctions against such Supervised Persons, their supervisors or AMH Equity itself. Any Supervised Person who becomes aware of information relating to any violations of this Code of Ethics should contact the Chief Compliance Officer, Sam Nebenzahl (the “CCO”).

This Code of Ethics is not to be construed as all inclusive, but rather, serves as a guide in conducting and supervising AMH Equity’s investment advisory businesses. Thus, each Supervised Person is required to recognize and respond appropriately to specific issues as they arise.  Issues that cannot be resolved through reference to this Code of Ethics or the Compliance Manual must be directed to the CCO.

The CCO has primary responsibility for the design and administration of this Code of Ethics. The CCO will review the provisions of this Code of Ethics at least annually and will, as needed, amend this Code of Ethics and distribute copies to all Supervised Persons.

It is the responsibility of each Supervised Person to read and execute the Supervised Person

Acknowledgement Form, attached hereto as Exhibit A, and return such form to the CCO.

2.

Fiduciary Duty and Conflicts of Interest

As a registered investment adviser, AMH Equity and its Supervised Persons have fiduciary and other obligations to its Client Accounts and investors in its Funds.  This means AMH Equity must, among other things, (i) render disinterested and impartial advice; (ii) make suitable investment decisions (or recommendations) for its Client Accounts and Funds in light of their investment objectives and restrictions; (iii) exercise a high degree of care in the conduct of its business; (iv) have an adequate basis in fact for any and all recommendations, representations, and forecasts; (v) provide full and fair disclosure of transactions involving actual or potential conflict with interests of any Client and enter into such transactions only to the extent permitted by law and, if so permitted,  either with the consent (deemed or express) of the Client or on an arm’s length basis; and (vi) treat all of its Clients fairly and equitably. A breach of any of these duties or obligations may, depending on the circumstances, subject the Supervised Person to Firm sanctions up to and including termination of employment and may expose AMH Equity, (including its supervisory personnel and any Supervised Person) involved to SEC and state disciplinary actions and to potential criminal and civil liability.

Each Supervised Person is expected to be sensitive to situations that may give rise to conflicts with AMH Equity’s Clients’ interests and to bring such conflicts to the attention of the CCO. It is not possible to provide a precise or comprehensive definition of a conflict.  However, one factor that is common to all conflicts is the possibility that a Supervised Person’s actions or decisions will diverge from the interests of AMH Equity or its Supervised Persons and the interests of its Clients.  The duty to report conflicts covers not only conflicts between Supervised Persons and Clients, or between AMH Equity and its Clients, but also conflicts that may arise between the interests of one Client and another Client or one group or class of Clients and another group or class of Clients.  The CCO will determine the most appropriate method of handling a reported conflict.  This may require AMH Equity to augment its disclosures and implement additional controls or procedures.  The CCO maintains records of the nature of all material identified conflicts, and the controls and procedures in place to mitigate such conflicts.

AMH Equity has established policies, as may be warranted, to address specific conflicts. These policies include the following:

•

Gifts and Entertainment

•

Political Contributions

•

Outside Business Activities

•

Insider Trading

•

Rumors

•

Personal Trading

•

Allocation and Aggregation

•

Best Execution and Soft Dollar Arrangements

•

Proxy Voting

3.

Confidential Information

Confidentiality is a cornerstone of AMH Equity’s fiduciary obligation to Clients as well as an important part of AMH Equity’s Firm culture.  Information acquired in connection with employment by the Firm, including information regarding actual or contemplated investment decisions,portfolio or Client Account asset composition, research, research recommendations, Firm activities, Client interests, or proprietary and confidential information regarding other market participants is confidential and may not be used in any way that might be contrary to, or in conflict with the interests of Clients or the Firm. All Supervised Persons share in the responsibility of safeguarding confidential and proprietary information about AMH Equity, its Clients, current and potential Clients, its Supervised Persons, and other market participants including in the following respects:

•

All nonpublic information concerning securities under consideration for purchase or sale by AMH Equity must be kept confidential and disclosed only on a “need to know” basis subject to any confidentiality restrictions as may be established by AMH Equity.

•

Nonpublic personal information about Clients may only be shared with unaffiliated third parties with whom AMH Equity has a written agreement to perform services for AMH Equity (that includes confidentiality provisions) and who require such information to perform their duties under such agreement.  (See Privacy Policy in AMH Equity’s Compliance Manual). Caution should be exercised in discussing matters relating to AMH Equity and its Clients in public places, especially in the presence of anyone not connected with AMH Equity or not authorized to have access to the information.

AMH Equity has also established Insider Trading and Privacy policies to address confidentiality obligations in specific contexts.

4.

Gifts, and Entertainment

a.

General Policy

Supervised Persons should not, directly or indirectly, give gifts in excess of $100 per annum to any person in the course or in relation to their employment with AMH Equity that could be construed as a gift on behalf of or for the benefit of AMH Equity.  Gifts greater than $100 must be approved by the CCO.  Giving of gifts less than $100 may be given without compliance approval but must be reported to the CCO to maintain in a gift log and must be processed and authorized in accordance with AMH Equity’s normal expense procedures.  All Supervised Persons, receipt of gifts, except for items such as a fruit basket or other perishable items of nominal value, must be reported to the CCO for recording in the gift log.  AMH Equity reserves the right to require a Supervised Person to return a gift if in its discretionary view, it creates a conflict of interest. Supervised Persons should at all times conduct themselves in such manner as to avoid potential conflicts which may arise in relation to the offer and receipt of gifts, such as the potential to be seen to be either creating or incurring an indebtedness.  The giving of gifts even of nominal value may raise special concerns for persons associated with pension plan sponsors, including state, municipal and other governmental plans and Taft-Hartley (e.g., union related) pension plans.  Any gifts to persons known to be affiliated with such plans, regardless of the amount must be approved in writing by the CCO.

A “gift” is anything of value that you receive or give, including but not limited to tickets to events, securities, lodging and travel expenses, clothing, golf clubs, wine, prizes received from raffles or drawings, and charitable donations in someone’s name other than the donor.  It also includes other items given in recognition of a life event such as a wedding, anniversary or birthday.  Business entertainment (as discussed below) is not a gift, even if it involves tickets or meals unless such entertainment is excessively lavish.   See DOL Gifts and Gratuities below for more detail.

Gifts should only be offered or accepted where they are clearly reasonable in the circumstances.  If Supervised Persons are offered gifts, they should only accept the gifts if they are nominal in value under the circumstances and the Supervised Person reasonably believes that the giver is not attempting to influence such Supervised Person’s judgment and such Supervised Person does not feel indebted or obligated in some way to the giver.  The receipt or offering of cash or cash equivalents is strictly prohibited.

Department of Labor (DOL) Gifts and Gratuities

The receipt of certain gifts from a party dealing with plan assets may be deemed a violation of ERISA.    The DOL may view gifts, gratuities, meals, entertainment or other consideration (other than cash or cash equivalents) and reimbursement of expenses associated with educational conferences having an aggregate annual value of less than $250 as insubstantial and not an apparent violation of ERISA.

Supervised Persons should be particularly cautious regarding the receipt of gifts and entertainment from a party dealing with plan assets in connection with a transaction or transactions involving the assets of the plan as the DOL includes meals and entertainment in its evaluation of whether a plan fiduciary received gifts and entertainment in excess of the DOL’s annual de- minimus exception amount of $250.

b.

Business Entertainment

Organizing, or participating in, occasional meals, attendance at a sporting event, theater or other comparable entertainment with a business partner is permitted if the following conditions are met and it is not from a party dealing with plan assets and in connection with a transaction or transactions involving the assets of the plan:

•

The host (whether the AMH Equity or business partner Supervised

•

Person) is present and sitting with those being entertained;

•

The entertainment is not so lavish, extravagant, unique or frequent as to raise a question of impropriety; and

•

The party being entertained pays for all related travel and lodging expenses, except local ground transportation (except for lodging for business related conferences as noted below).

c.

Conferences

Invitations to business related conferences with hotel accommodations paid for by the conference sponsor is not considered a gift, unless such accommodations are excessively lavish.

If there is any question whether business entertainment is excessively lavish, consult your supervisor and the CCO.

If any of the conditions noted above are not met, certain business entertainment may be considered a gift subject to the standards outlined above.

In the event of doubt as to whether a gift should be declared and approved, Supervised Persons should refer to the CCO.   In the absence of the CCO, the CEO may approve the giving or receiving of a gift.

5.

Political Contributions Policy

“Pay to Play” Rule 206(4)-5

ALL POLITICAL CONTRIBUTIONS MUST BE APPROVED IN ADVANCE BY THE CCO PRIOR TO MAKING SUCH CONTRIBUTION REGARDLESS OF THE DOLLAR AMOUNT OF SUCH CONTRIBUTION.

a.

Prohibitions

AMH Equity is prohibited from the following activities:

1)

Providing investment advisory services for compensation to a government entity* within two years after a contribution (forcontributions made on or after March 14, 2011)to an official of the government entity by AMH Equity or any of its covered associates (including persons who become covered associates within two years after the contribution is made)

*For purposes of this prohibition, AMH Equity’s advisory services to a covered investment pool in which a government entity invests or is solicited to invest shall be treated as though AMH Equity were providing or seeking to provide investment advisory services directly to the government entity.

2)

On or after March 14, 2011, to provide or agree to provide, directly or indirectly, payment to any person to solicit a government entity for investment advisory services on its behalf unless such person is a regulated person or is an executive officer, general partner, managing member (or a person with similar status or function), or Supervised Person of AMH Equity.

3)

On or after March 14, 2011 coordinating or soliciting any person or political action committee to make any:

(A)

Contribution to an official of a government entity to which AMH Equity is providing or seeking to provide investment advisory services; or

(B)

Payment to a political party of a state or locality if AMH Equity is providing or seeking to provide investment advisory services to a government entity.

Neither AMH Equity nor any of its covered associates shall do anything indirectly which, if done directly, would result in a violation of this policy.

b.

Look Back Provision

The rule attributes to an adviser contributions made by a person within two years (or six months for non-solicitors) of becoming a covered associate.  Therefore, when a Supervised Person becomes a covered associate (by hiring or promotion), the adviser must look back in time to that Supervised Person’s contributions to determine whether the time out from receiving compensation applies to the adviser.  An adviser cannot accept compensation until the applicable remaining period has elapsed from the date of the contribution.

c.

Exceptions

1)

De-minimus exception-The prohibitions noted above do not apply to contributions made by natural person covered associates to officials for whom the covered associate was entitled to vote at the time of the contribution and which in the aggregate do not exceed$350 to any one official, per election, or to officials for whom the covered associate was Not entitled to vote at the time of the contributions and which in the aggregate do not exceed $150 to any one official, per election.

Under both exceptions, primary and general elections are considered separate elections.

2)

New covered associate-Prohibition 1)  above shall not  apply to AMH Equity as a result of a contribution made by a natural person more than six months prior to becoming a covered associate of AMH Equity (for new hires made after the effective date of the “Pay to Play” rule i.e., March 14, 2011) unless such person, after becoming a covered associate, solicits Clients on behalf of AMH Equity.

3)

Returned Contributions-Prohibition 1) above shall not apply as a result of a contribution made by a covered associate provided that the following requirements are satisfied:

(A)

AMH Equity must have discovered the contribution which resulted in the prohibition within 4 months of the date of such contribution;

(B)

Such contribution must not have exceeded $350; and

(C)

The contributor must obtain a return of the contribution within 60 calendar days of the date of discovery of such contribution by AMH Equity.

In a calendar year in which AMH Equity reports on its annual updating amendment Form ADV that it has fewer than 50 Supervised Persons, it is entitled to no more than two Returned Contribution exceptions.  If it reports more than 50 Supervised Persons on such Form ADV amendment, it is entitled to no more than three Returned Contribution exceptions.

AMH Equity may only rely on the Returned Contribution exception once per covered associate regardless of time.

d.

Record Keeping

Amended rule 204-2 requires registered advisers that provide investment advisory services to a government entity, or to a covered investment pool in which a government entity is a Client, make and keep records of contributions made by the adviser and covered associates to government officials, and of payments to state or local political parties and PACs.

If AMH Equity provides investment advisory services to a government entity or a government entity is a Client in any covered investment pool to which AMH Equity provides investment advisory services, AMH Equity’s records must include the following information with regard to contributions and payments:

•

They must be listed in chronological order

•

Name and title of the contributor

•

Name and title (including any city/county/state or other political subdivision) of each recipient of a contribution or payment.

•

Amount of all direct or indirect contributions made by the investment adviser or any of its covered associates to an official of a government entity, or direct or indirect payments to a political party of a state or political subdivision thereof or to a political action committee.

•

Date of each contribution or payment

•

Whether a contribution was subject to rule 206(4)5’s exception for returned contributions

•

To the extent the adviser has  government Clients, the names, titles, business and residence address of all covered associates

•

A list of government entities to which the adviser has provided advisory services in the past five years including through a covered investment pool but not prior to September 13, 2010.

•

Names  and  business address  of  each  regulated person to whom the adviser provides or agrees to provide directly or indirectly, payment to solicit a government entity on its behalf.

e.

Periodic Confirmation of Political Contributions

AMH Equity will seek disclosure of all contributions and or payments subject to this policy on a QUARTERLY basis in the event an inadvertent contribution or payment is made without pre-clearance.  Such affirmation will assist in the discovery and satisfaction of the requirements of the “Returned Contribution” exception noted above.

f.

Disclosure of Political Contributions

All prospective Supervised Persons prior to being hired should complete Exhibit G to determine if any of their political contributions would preclude AMH Equity from receiving compensation for providing investment advisory services to a government entity.

All Supervised Persons must complete Exhibit G upon the issuance of this Code of Ethics.

6.

Outside Business Activities

Although AMH Equity encourages Supervised Persons to participate actively in and provide leadership to community, charitable, and professional activities, all Supervised Persons must obtain prior written approval (except in certain circumstances) from the CCO before taking up any paid or unpaid external charitable, political or business position or accepting such position, especially if such activities are appointments to business directorships or officerships and/or outside employment.  Generally, Supervised Persons may not serve as an executive officer or director or trustee of any business entity with which AMH Equity conducts business on or in whose securities AMH Equity may invest. The form for disclosing outside business interests and for seeking such approval is attached hereto as Exhibit B.  Supervised Persons shall disclose to AMH Equity in writing all benefits, including monetary compensation that they receive for such outside business activities.

7.

Insider Trading

a.

General

The Advisers Act requires that AMH Equity establish, maintain and enforcewritten policies and procedures reasonably designed to prevent AMH Equity andits Supervised Persons from misusing material non-public information. Violations of the laws against insider trading and tipping by Supervised Persons, or by other persons whose accounts such Supervised Persons have Beneficial Ownership, can expose AMH Equity and any Supervised Person involved to severe criminal and civil liability.  In addition, AMH Equity and its personnel have ethical and legal responsibilities to maintain the confidences of its Clients and to protect as valuable assets confidential and proprietary information developed by or entrusted to AMH Equity.

By virtue of the various activities conducted by AMH Equity, AMH Equity and its Supervised Persons may come into possession, from time to time, of confidential information concerning a company and past or contemplated transactions in a company’s securities by or for its Clients.  Depending on the circumstances, this confidential information may be both “material” and “nonpublic” (each as defined below).

AMH Equity and any Supervised Person involved may be exposed to potential insider trading or tipping liability under the federal securities laws if  AMH Equity or any Supervised Person executes transactions, whether for a Client or otherwise, in securities with respect to which AMH Equity possesses material non-public information.  This potential liability is particularly problematic because AMH Equity as a whole may be deemed to possess any material nonpublic information known by any of its Supervised Persons unless AMH Equity has implemented effective information barriers to prevent the flow of that information to others within AMH Equity.

It is AMH Equity’s policy that all Supervised Persons of AMH Equity and all accounts over which such Supervised Persons have Beneficial Ownership are prohibited from:

(i)

Buying or selling securities of any sort, whether registered or not, in the market in the United States or in any other foreign country, whether for their personal securities account, AMH Equity’s account or the account of their Clients, while possessing material nonpublic information with respect to such securities; or

(ii)

Revealing material nonpublic information, expressly, implicitly or by way of making a recommendation to anyone who may purchase or sell securities based upon such information. This prohibition does not cover controlled disclosure of information to persons who have a legitimate need to know the information, have agreed to treat it confidentially and are approved by the CCO to receive such information.

b.

Material Nonpublic Information

Corporate insiders who possess material nonpublic information about a public corporation may be required either to:

(i)

Disclose that information to the investing public; or

(ii)

Refrain from passing such information along to others, trading in or recommending the purchase or sale of the corporation’s securities.

Similarly, as a general rule, those to whom corporate insiders “tip” material nonpublic  information must refrain from passing such information along to others, trading in or recommending the corporation’s securities.  In addition, under most circumstances, tipping or trading on material nonpublic information about a tender offer may violate the rules of the SEC.  Tipping may include spreading information about potential tender offers.  Specifically, Supervised Persons may not pass along information regarding a tender offer to those who are likely to trade on the information or further spread the information if the information emanated, directly or indirectly, from someone connected with the target, the offeror, or their respective officers, directors, partners, Supervised Persons or persons acting on their behalf, even if such information was inadvertently communicated.

c.

Materiality

The question of whether information is “material” is complex.  Generally, the courts have held that a fact is material if there is substantial likelihood that a reasonable Client would consider the information “important” in making an investment decision.  As such, material information would include information which would likely affect the market price of any securities, or which would likely be considered important by a reasonable Client in determining whether tobuy, sell or hold such securities.  Examples of material information may include, but are not limited to, the following:

•

Significant dividend increases or decreases

•

Significant earnings information, estimates or projections

•

Significant  changes  in  earnings  information  or  estimates  previously released by a company

•

Significant expansion or curtailment of operations

•

Significant increases or declines in orders

•

Significant merger, acquisition or divestiture proposals or agreements

•

Significant new products or discoveries

•

Extraordinary borrowing

•

Potential consent or waiver amendments to loan, credit agreements or indentures

•

Major litigation

•

Significant liquidity problems

•

Extraordinary management developments

•

Purchase or sale of substantial assets

•

Capital restructuring, such as exchange offers

•

Block and/or Restricted (e.g., PIPE) Securities transactions

d.

Nonpublic Information

Information is “non-public” if it has not been disclosed generally to the investing public.  Information is made public if it has been broadly disseminated and made available to the general public by publication in the newspapers or other media or if it has been the subject of a press release addressing the general investing public. However, information is not necessarily made public merely because such information is communicated through unofficial statements in the marketplace.

e.

Insider Trading Policy

It is imperative that AMH Equity exercise control over the circumstances in which it receives material nonpublic and other confidential information in order to avoid, among other things, being restricted in recommending trading (including becoming “frozen” in an existing position) in the subject issuer’s securities.  Accordingly, as a matter of policy, no Supervised Person should seek out or agree to receive material nonpublic information except with the specific written approval of and in accordance with procedures specified by the CCO (“Approved Circumstances”).

•

If any Supervised Person receives, or believes he or she may have received, material nonpublic information other than in Approved Circumstances, such Supervised Person must immediately notify the CCO.

•

On receipt of such notice, the CCO will, as appropriate, place the relevant  security on the list of  prohibited securities  (the  “Restricted List”).

•

Generally, until such security is removed from the Restricted List, AMH Equity and its Supervised Persons may not recommend the securities on the Restricted List or otherwise reveal the nature or existence of the information other than in the proper performance of their duties and in accordance with this Code of Ethics.

•

The Supervised Person who received such material nonpublic information should immediately advise the CCO when, in such Supervised Person’s view, such information is no longer material or nonpublic or the Supervised Person otherwise believes that the security should be taken off the Restricted List, in which case the CCO will determine whether the security should be taken off the Restricted List.

•

Amendments to the Restricted List will be distributed immediately.

f.

Detection of Insider Trading

The CCO may conduct the following reviews on a periodic basis to detect any possible trading while in possession of material nonpublic information:

•

Review of e-mails

•

Review of personal trade clearance requests for Supervised Persons and any related accounts against the securities on the Restricted List;

•

Review of assets of its Clients against the securities on the Restricted

•

List, if any, of AMH Equity; and

•

Investigation of any circumstances involving possible receipt, trading on or while in possession of material nonpublic information.

g.

Information Barriers

AMH Equity may from time to time need to adopt information barrier procedures in an effort to restrict the flow of material, nonpublic, confidential and proprietary information to certain Supervised Persons within AMH Equity, not currently required.

h.

Rumors

It is prohibited for Supervised Persons to intentionally create and/or circulate rumors (inside or outside the Firm) for the purpose of profiting from the effect of that information on the market price of a stock. Supervised Persons should not contribute to the circulation of rumors outside the Firm that you know, or have reasonable grounds for believing, are (A)(1) false or misleading or (2) are unsubstantiated and/or from an uncertain source and that (B) might reasonably be expected to affect market conditions for publicly traded issuers or improperly influence the market price of a particular security or the financial condition of a particular issuer.

For internal circulation of rumors, Supervised Persons should:

•

make clear in the message that the information is a rumor and not fact;

•

include the source of a rumor (where possible); and

•

refrain from adding any credibility or embellishment to it.

All messages containing rumors should contain the following:

Recipients of this message should not forward this message to anyone. Professional discretion is required in all communications concerning rumors.

Supervised Persons are permitted to discuss unsubstantiated information with persons outside the Firm, when undertaken for purposes of establishing corroboration or source or if it relates to information published by a widely circulated public medium and its source and unsubstantiated nature are also disclosed. Care should be given not to solicit information that substantiates the rumor from sources that have a duty of confidentiality with respect to the information.

Supervised Persons should not make recommendations to trade on the basis of a rumor, but rather should have independent reasons for investment decisions based upon reasonable grounds.  If the unsubstantiated information is potentially relevant to a Supervised Person’s trading decision, before trading or recommending trading, the Supervised Person should evaluate the reliability of the source, what is known about the chain of information, the likelihood that the purported origin of the information, if any, is accurately identified, consistency with other industry knowledge, and the availability of corroboration.

All questions regarding this policy and its application to any particular set of facts and circumstances should be directed to the CCO.

For purposes of the first   paragraph above, ‘circulating’ refers to all means through which information may be transmitted from one person to another including but not limited to: instant or text messages, emails, pin messages, blogs, chat rooms, voicemails, verbal conversations, letters, memos and other written communications.

Compliance will implement and monitor compliance with the Rumor Policy outlined above and may take one or more of the following actions:

•

Training Supervised Persons on a periodic basis on what constitutes a rumor and how to comply with Firm policy;

•

Monitoring staff electronic communications on a sample basis for compliance with the policy;

•

Investigating potential infractions of the policy and taking appropriate steps if infractions are identified.

8.

Personal Trading Policy

a.

Purpose

The purpose of this personal trading policy (the “Policy”) is to ensure the proper management of conflicts of interest which may exist, or appear to exist, when AMH Equity Access Persons own or engage in transactions involving Reportable Securities that are owned, being purchased or sold or are being considered for recommendation of purchase or sale for the Clients of AMH Equity.  Central to this Policy is the principle that Supervised Persons of AMH Equity will adhere to the highest ethical standards and will act in accordance with the fiduciary principles mentioned in this Code of Ethics.

b.

Applicability

This  Policy is applicable to “Access Persons” of  AMH Equity investing inReportable Securities.  For the purposes of this Code of Ethics, AMH Equityconsiders all Supervised Persons as Access Persons since all Supervised Persons of AMH Equity may have access to information regarding Client portfolio holdings.

This Policy applies to securities in which a Supervised Person has any direct or indirect beneficial ownership and includes any securities beneficially owned by a Family Member (“Family Member” includes any relative by blood or marriage either living in the Supervised Person’s household or financially dependent on the Supervised Person) (“Family Member Accounts”) and nonfamily members who are either financially dependent on the Supervised Person, or in which the Supervised Person has a beneficial interest in such account, or the power to directly or indirectly make investment decisions (“Other Reportable Accounts”). A Supervised Person is deemed to have beneficial ownership if the Supervised Person, directly or indirectly, has or shares a direct or indirect opportunity to profit or share in any profit derived from the security.

If a Supervised Person has a beneficial interest in securities which the Supervised Person feels should not be subject to the Code’s pre-clearance and reporting requirements, the Supervised Person should submit a written request for clarification or an exemption to the CCO.  The request should name the securities, any account where they are held, describe the nature of the Supervised Person’s interest in the securities, the person or firm responsible for managing the securities, and the basis on which the exemption is being claimed.  Requests will be considered on a case-by-case basis.  An example of a situation where grounds for an exemption may be present is an account in which the Supervised Person has no influence or control (e.g., the Supervised Person has a professionally managed account over which the Supervised Person has given up discretion).  In all transactions involving such securities a Supervised Person should, however, conform to the spirit of the Code and avoid any activity which might appear to conflict with the interests of the Firm or its Clients.

The term “Reportable Securities” includes any of the following:

•

Notes, stock, bonds and debentures;

•

Evidence of indebtedness;

•

Collateral-trust certificate;

•

Preorganization certificate or subscription;

•

Transferable share;

•

Investment contract;

•

Voting-trust certificate;

•

Certificate of deposit for a security;

•

Fractional undivided interest in oil, gas, or other mineral rights;

•

Any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof);

•

Any single stock future or future on a narrow based index;

•

Any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency; or

•

In general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing

•

Unit Investment Trust  ETFs i.e., Exchange Traded Funds (Closed end ETFs with an NAV of $5 billion or more will not be denied on a pre- clearance request if the only pre –clearance test that is not met, is our Clients’ Funds traded the same issuer on the same day or day prior).

•

Municipal securities

•

IPOs

•

Private Placements

•

Real Estate investments that are securities

The term “Reportable Securities,” however, does not include the following:

•

Direct obligations of the U.S. government, such as treasury securities;

•

Bankers’ acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt obligations, including repurchase agreements;

•

Shares issued by money market funds;

•

Shares of open-end investment companies (mutual funds) that are not affiliated, advised or sub-advised by AMH Equity; or

•

Shares issued by unit investment trusts that are invested exclusively in one or more open-end mutual funds, none of which are Clients advised

•

or sub-advised by AMH Equity.

•

Open end ETFs

•

Non-discretionary Accounts and Transactions - Supervised Person has no direct or influence or control e.g., automatic investment plans and dividend reinvestment plans. (Note: The initial purchase or

•

establishment of an automatic investment plan must be pre-cleared.)

•

Investments resulting from corporate actions of securities that have been approved under this Policy

•

IRA and 401K plans if the Supervised Person does not have discretion over single stocks and is unable to purchase or sell single securities through such plans.

•

Hard Real-Estate assets

c.

Personal Trading Procedures

i.

General Restrictions

Pre-Clearance: a Supervised Person must obtain pre-clearance from the CCO before carrying out a trade in a Personal Account which is a Reportable Security in which AMH Equity is considering an investment or has held an investment in the recent past.  In the case of the CCO carrying out a trade in his Personal Account which requires pre-clearance, such pre-clearance must be obtained in writing from thePresident.

While personal securities trading by Supervised Persons is permitted (subject to the restrictions herein), Supervised Persons are discouraged from frequent or excessive trading or trading in instruments that require more active management like commodities.  Such trading activities are more likely to give rise to conflicts or perceived conflicts and detract from AMH Equity’s investment focus on its Clients.  Accordingly, it is AMH Equity’s policy to encourage its Supervised Persons to adopt a medium to long term, passive investment strategy, as opposed to a short term, active trading strategy.

Supervised Persons are not required hold personal trading positions for a minimum number of days; however, no Access Person may execute Reportable Securities on a day during which any Client of AMH Equity has a pending “buy” or “sell” order in that same security until that order is executed or withdrawn, unless approved at the discretion of the CCO. If however there are violations of the Personal Trading Procedures, or an actual or apparent conflict exist, AMH Equity may in its sole discretion take appropriate actions including but not limited to requiring the Supervised Person to unwind a transaction or liquidate a personal trading position, placing restrictions on their personal trading (e.g., suspension of trading of new investments) and in the case of a violation, disciplinary action.  AMH Equity may require a Supervised Person to disgorge all profits and or personally absorb any losses.

In addition, Supervised Persons shall not:

•

Knowingly place a personal security “in front of” a AMH Equity recommendation to buy or sell the same security that would result in a better price than the Client; and/or

•

Borrow funds or securities from Clients or lend funds or securities to Clients.

ii.

Brokerage Accounts

Supervised Persons must maintain their securities accounts including Family Members Accounts at an approved institution by the CCO (“Approved Institution.”)

If not using an Approved Institution, Supervised Persons must have their existing securities accounts and those of Family Members transferred to an Approved Institution within the first 30 days of employment, unless otherwise approved by the CCO.

Supervised Persons are required to notify the CCO of any securities, commodities, futures or foreign exchange forward accounts of Family Members and Other Reportable Accounts. All Supervised Persons must arrange for the CCO to receive  duplicate confirmations and statements for Family Member Accounts and Other Reportable Accounts so the CCO  may  review  all  statements  and  transactions  (see  Exhibit  C). Receipt of such can be facilitated by completing the attached Letter to request duplicate copies of brokerage statements (see Exhibit D) and providing it to the brokerage Firm(s). It is the responsibility of the Supervised Person to continuously notify the CCO, in writing, of any significant changes in the status of his/her securities accounts and those of his/her Family Members and Other Reportable accounts.

iii.

Initial and Annual Holding Reports

Every Supervised Person must submit both initial, at the time of commencement of employment, and annual holdings reports, using the form attached at Exhibit E, to the CCO which should disclose all Reportable Securities in which the Supervised Person has any direct or indirect beneficial ownership, including those Reportable Securities in Family Member Accounts and Other Reportable Accounts.  The initial report should be submitted no later than 10 days after becoming a Supervised Person and the annual holding report should be submitted to the CCO by February 10th and include updated holdings as of December

31st.

The CCO has the responsibility to ensure that all initial and annual reports are submitted within the time frame required. The CCO will review such reports to determine that Access Person trades are consistent with requirements and restrictions and do not otherwise indicate improper trading activities.

iv.

Quarterly Transaction Reports

In addition to Initial and Annual Holding Reports, every Supervised Person must submit a quarterly transaction report, attached hereto as Exhibit F (or its electronic equivalent), to the CCO for each Reportable Securities  transaction in the Supervised Person’s account, Family Member Accounts, or Other Reportable Accounts. The report should include all transactions carried out in any Reportable Security in the period since becoming employed by AMH Equity or, as the case may be, since the last report.  A Supervised Person must submit his/her Quarterly Transaction report no later than 30 days after each quarter, regardless of whether the Supervised Person had any Reportable Security transactions during the quarter.

The CCO has the responsibility to ensure that all quarterly transaction reports are submitted within the time frame required.  The CCO willreview such reports to determine that Access Person trades are consistent with requirements and restrictions and do not otherwise indicate improper trading activities.

Quarterly transaction reports are not required to include transaction in securities that are not Reportable Securities as listed in Section 8 B above.

v.

Pre-Approval of Transactions

Every Supervised Person must obtain prior written approval from the CCO, or his designee if the CCO is unavailable, before engaging in a transaction, on entry or exit, in any Reportable Security either in his/her own account, Family Member Accounts, or Other Reportable Accounts, by emailing a written request to the CCO in any Reportable Security in which AMH Equity is considering investment or has held an investment in the recent past.

The CCO has the responsibility of maintaining all such approvals.

Transactions that are approved are valid for up to 30 days or another time interval, as may be appropriate, at the discretion of the CCO.

Summary of Pre-Clearance, Reporting and Initial & Annual Holdings Reporting

Securities / Transactions	Pre-Clearance ofTransactions	Quarterly Transaction Reporting	Initial & Annual Holdings Reports
1. Securities purchased in an initial public offering	Yes	Yes	Yes
2. Securities purchased in a private placement	Yes	Yes	Yes
3. Other Reportable Securities listed in Section 8Babove, except securities listed in 6 through 15 below.	Yes	Yes	Yes
4. Municipal Securities	Yes	Yes	Yes
5. Commodities, Futures, FX Forward (Existenceof Accounts must always be reported)	No	Yes	Yes

6.

Unit Investment Trust ETFs (Closed end ETFs with an NAV of $5 billion or more will not bedenied on a pre-clearance request if the only pre- clearance test that is not met, is our Client fundstraded the same issuer on the same day or day prior).

	Yes	Yes	Yes
7. Open end ETFs	No	No	No
8. Direct obligations of the U.S. government such as treasury securities	No	No	No
9. Bankers’ acceptances, bank certificates ofdeposit, commercial paper, and high-qualityshort-term debt obligations, including repurchase agreements	No	No	No
10. Shares issued by money market funds	No	No	No
11. Shares of open-end investment companies(mutual funds) that are not affiliated, advised or sub-advised by AMH Equity	No	No	No
12. Shares issued by unit investment trusts that are invested exclusively in one or more open-endmutual funds, none of which are Clients advised or sub-advised by AMH Equity	No	No	No

13.  Non-discretionary Accounts and Transactions - Supervised Person has no direct or influence orcontrol e.g., automatic investment plans and dividend reinvestment plans. (Note: The initialpurchase or establishment of an automatic investment plan must be pre-cleared.)

	No	No	No
14. Investments resulting from corporate actions of securities that have been approved under thisPolicy.	No	No	Yes
15. IRA and 401K plans if the Supervised Persondoes not have discretion over single stocks and is unable to purchase or sell single securities through such plans	No	No	No

9.

Definitions

The following words shall have the meanings respectively assigned to them:

“Access Persons” means any AMH Equity Supervised Person who (a) has access to non- public information regarding any AMH Equity Clients purchase or sale of securities, or nonpublic information regarding its Clients’ holdings or (b) is involved in making securities recommendations to AMH Equity Clients, or who has access to such recommendations that are not public.  All AMH Equity Supervised Persons, directors, officers, members and/or partners are deemed to be Access Persons.

“Beneficial Ownership” means a Supervised Person having or sharing a direct or indirect pecuniary interest (i.e. the opportunity, directly or indirectly, to profit or share in any profit) in the reportable securities (or initial public offering or limited offering, as the case may be), directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise.  Beneficial ownership include securities held in the name of your spouse or minor child, a relative, including in-laws, step-children or step-parents sharing the same house or anyone else if you obtain benefits substantially equivalent to ownership of the securities or can obtain ownership of the securities immediately or at some future time.

“Clients, Client Accounts, and Funds” mean the entities to which AMH Equity acts as an investment adviser.

“Federal securities laws” means the Securities Act of 1933, the Securities Exchange Act of1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, any rules adopted by the Securities Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to investment advisers, and any rules adopted there under by the SEC or the Department of the Treasury.

“Pay to Play Definitions” refer to Rule 206(4)-5 for definitions

Exhibit A

AMH EQUITY, Ltd.

Acknowledgement and Certification of Receipt

OF THE CODE OF ETHICS

This is to certify that I acknowledge receipt of a copy of the Code of Ethics (“Code of Ethics”) for AMH Equity.  I have read and understand the Code of Ethics, dated  March 14, 2012, and I recognize that I am subject to the provisions thereof and agree to comply with the policies and procedures stated therein.  I also agree to be bound by AMH Equity’s confidentiality provisions after I cease to be employed by AMH Equity.

If I had any questions concerning the policies and procedures described in this Code of Ethics and my responsibilities under such policies and procedures, I have raised them with the CCO and received satisfactory answers to my questions.

I understand that any violation(s) of the policies and procedures set forth in this Code of Ethics is grounds for immediate disciplinary action, including termination of employment, and may constitute a violation of applicable federal, state and local laws and regulations.  I certify that I have complied with, and affirm that I will continue to comply with, all applicable policies and procedures in this Code of Ethics.  I understand that I have an obligation to report any violations of the Code of Ethics to AMH Equity’s Chief Compliance Officer promptly.

Please print your name here:

Please sign your name here:

Please date here:

Please sign this acknowledgement form, return the original to the CCO and retain a copy, together with a copy of this Code of Ethics, for your records.

Exhibit B

AMH EQUITY, Ltd.

Outside Business Activities Form

Outside Business Activities: Upon employment or prior to (1) accepting employment of any type (whether volunteering or for payment) outside of AMH Equity, (2) serving as an officer or director of any business, or (3) a direct family member or any other adult full-time member living in the same household having a financial interest in another financial institution which might create a conflict of interest for AMH Equity, every Supervised Person must disclose such activities and or obtain the approval of the CCO.  Any Supervised Person who engages in such approved activity or business must not conduct such business or activity from AMH Equity’s office.  You must provide any changes to the information promptly to the CCO.

1.

Community, Charitable and Professional Activities

AMH Equity encourages Supervised Persons to participate actively in and provide leadership to community, charitable, and professional activities but Supervised Persons must obtain prior writtenapproval if financial responsibilities or an AMH Equity relationship is involved.  Pre-approval is necessary for activities such as serving as the director, officer or any similar role even if it’s for a charity, not-for-profit organization or on a volunteer basis.  Pre-approval is NOT necessary for activities which do notinvolve a financial responsibility such as a sitting on the PTA board, School Board, participating in a fund- raising walk, tutoring or mentoring a student and other similar activities.

2.

Business Officerships and Directorships

Supervised Person appointments to business directorships or officerships must be approved by AMHEquity in advance.  All such requests must be in writing and should specify whether the business has a relationship with AMH Equity and, if so, the nature and extent of that relationship.

3.

Outside Employment

AMH Equity generally discourages its Supervised Persons from accepting employment outside AMH Equity.  Supervised Persons must inform the CCO of all outside employment, particularly those which maypose potential conflict of interests with their position with AMH Equity.  Consideration must be made as to whether the additional employment will interfere with the performance of the Supervised Person’s duties.

Supervised Persons must obtain the written consent of AMH Equity prior to undertaking any independent practice as a financial advisor that could result in compensation.  Supervised Persons shall disclose to AMH Equity in writing all benefits, including monetary compensation that they receive for their services in independent practice as a financial advisor.

4.

Outside Business Interests of Household Member

If a Supervised Person’s immediate family member living within the same household or any other adult full-time member of the Supervised Person’s household has a relationship with a financial institution whichhas the possibility of causing a conflict of interest with AMH Equity (i.e., AMH Equity has a business relationship with such financial institution), the Supervised Person should disclose such information to theCCO.

Supervised Person’s Statement of Outside Activities and Family Business Interests

Outside Activities - Community, Charitable and Professional Activities

Name of Entity	Nature of Affiliation or Title	Public Company
q Yes q No
q Yes q No
q Yes q No

I.

Outside Business Activities -  Officerships and Directorships

Name of Entity	Nature of Affiliation or Title	Public Company
q Yes q No
q Yes q No
q Yes q No

II.

Outside Business Activities – Employment and Proprietary Business Interests

Name of Entity	Nature of Affiliation or Title	Compensation and Benefits	Public Company	Financial Services Co.
			q Yes q No q Yes q No q Yes q No	q Yes q No q Yes q No q Yes q No

III.

Business Activities of Household Members

Include all officerships and directorships and employment and proprietary business interests(including self-employment)

Household Member includes any adult relative by blood or marriage either living in the Supervised Person’s household or financially dependent on the Supervised Person and any other adult full-time member of the Supervised Person’s household

Name of Entity	Nature of Affiliation or Title	Public Company	Financial Services Co.

		q Yes q No	q Yes q No
		q Yes q No	q Yes q No
		q Yes q No	q Yes q No

Do you hold or have you held within the past 12 months, an investment in any of our investors/managedaccounts or the financial products offered by them (including privately placed securities and limited partnerships.  If so, please describe.

q

Check box to confirm that you currently have nothing to report under items I through IV above.

By my signature below, I confirm that I have disclosed all outside activities requested above as of the date written below, and I agree to amend the form promptly to disclose any changes.

Print Name

Signature of Supervised Person

Date

Exhibit C

AMH EQUITY, Ltd.

SECURITIES ACCOUNTS, ACCOUNTS OF FAMILY MEMBERS and OTHER Reportable Accounts

Name of Supervised Person:

Date of Submission:

Please list all Family Member Accounts and Other Reportable Accounts.

Relationship # 1

Broker:
Address:
Contact Name:
Contact Phone and Fax:
Account Name:
Account Number:
Type of Account:

Relationship # 2

Broker:
Address:
Contact Name:
Contact Phone and Fax:
Account Name:
Account Number:
Type of Account:

q

I confirm that there are no brokerage accounts of Family Members or non-family members financially dependent upon me or in which the Supervised Person has a beneficial interest, or the power to directly or indirectly make investment decisions.

Print Name

Signature of Supervised Person

Date

Exhibit D

AMH EQUITY Ltd.

Request for Brokerage Statements Letter

[DATE] [NAME OF BROKER]

[COMPANY] [ADDRESS]

[CITY, STATE ZIP CODE]

Re:

Request for Duplicate Confirmations and Statements

Dear [

]:

Please be advised that [SUPERVISED PERSON NAME] is currently employed by AMH Equity, Ltd. (“AMH Equity”).  [MR./MS. SUPERVISED PERSON LAST NAME] has disclosed to us the opening/maintenance of a Supervised Person or Supervised Person-related brokerage account at your Firm. AMH Equity consents to the maintenance of this account.

Kindly forward all future duplicate confirmations and statements for the Supervised

Person or Supervised Person-related account(s) listed below:

[SUPERVISED PERSON NAME]

Account No.

[

]

To:

AMH Equity, Ltd.

60 East 42nd Street, Suite 901

New York, NY 10165

Attention: Sam Nebenzahl

(F/A/O [SUPERVISED PERSON NAME])

This letter shall also serve as notice that [MR./MS. SUPERVISED PERSON LAST NAME] has consented to the mailing of duplicate confirmations and statements to AMH Equity as instructed above.

Should you have any questions or require any additional information, please do not hesitate to contact Sam Nebenzahl at (212) 871-5700.

Very truly yours,

[Supervised Person Name]

Sam Nebenzahl

Chief Compliance Officer

Exhibit E

AMH EQUITY, Ltd.

Initial and Annual Holdings Report

Type of Report (check one)

q     Initial Holdings Report

q     Annual Holdings Report

In compliance with Rule 204A-1 and AMH Equity’s Code of Ethics, please complete this form by reporting your Reportable Security holdings or brokerage accounts in which you have a direct or indirect beneficial ownership. The Reportable Securities must be current as of a date not more than 45 days prior to the day the report is submitted.  Please complete and submit this form to the CCO no later than ten (10) business days after employment with AMH Equity.

Each Supervised Person is required to prepare and submit to the CCO a list, stating all brokerage accounts in the name of the Supervised Person or the Supervised Person’s Family Members and all Other Reportable Accounts.

Exceptions to Reportable Security Holdings:

A Supervised Person of AMH Equity is not required to report the following types of financial products:

•

Direct obligations of the U.S. government such as treasury securities;

•

Bankers’ acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt obligations, including repurchase agreements;

•

Shares issued by money market funds;

•

Shares of open-end investment companies (mutual funds) that are not affiliated, advised or sub-advised by AMH Equity;

•

Shares issued by unit investment trusts that are invested exclusively in one or more open- end mutual funds, none of which are Clients advised or sub-advised by AMH Equity;

•

Non-discretionary Accounts and Transactions - Supervised Person has no direct or influence or control e.g., automatic investment plans and dividend reinvestment plans. (Note: The initial purchase or establishment of an automatic investment plan must be pre- cleared.)

•

Investments resulting from corporate actions of securities that have been approved under this Policy.

•

IRA and 401K plans if the Supervised Person does not have discretion over single stocks and is unable to purchase or sell single securities through such plans.

•

Open end ETFs (Closed end ETFs are reportable)

I.

Securities Accounts

Name of Broker/ Dealer or Bank	Account Title	Account Number

II.

Reportable Securities

Title of Security/ Issuer	Type of Security	Ticker/ CUSIP	No. of Shares	Principal Amt

q

I acknowledge that the securities reported are current as of a date no more than 45 days prior to my becoming an access person or the date submitted annually thereafter.  The information is accurate, to my knowledge.

q

I have no security holdings to report.

Signature of Supervised Person

Print Name

Date

Exhibit F

AMH EQUITY, Ltd.

Quarterly Transaction Report

(Brokerage Statements may be attached to provide the transactions content of this Form)

Name of Supervised Person:

Date of Submission:

(due within 30 days of quarter end)

qJan. – March

qJuly – Sept.

qApr. – June

qOct. – Dec.

I.

Transactions

Trade Date	Transaction Type (Buy/Sell)	Transaction Price	Number of Shares or Quantity	Name of Security	Ticker or CUSIP	Principal Amount	Broker/ Institution

I hereby certify that the information contained in this report is accurate and discloses all Reportable Securities transactions for the quarter with respect to which I have beneficial ownership, including those in Family Member Accounts or Other Reportable Accounts.

q

I acknowledge all my transactions took place in my Approved Institution account(s).

q

I acknowledge that the securities reported are current as of the date submitted and the information is accurate, to my knowledge.

q

I have no security transactions to report.

Signature of Supervised Person

Print Name

Date

Exhibit G

AMH EQUITY, Ltd.

Political Contribution Form

Based upon the Pay To Play policy referenced above and the definitions included therein;

I have made a contribution and or payment to an Official or Government Entity within the past two years;  Yes No

If Yes, please provide the following information for each contribution or payment:

1)

 Name and title (including any city/county/state or other political subdivision) of each recipient of a contribution or payment.

2)

Amount $

3)

Date of each contribution or payment

Name (Please print):

Signature:

Date:

Exhibit H

AMH EQUITY, Ltd.

Disclosure Questionnaire

Please carefully review and answer each Item listed below. If you have any questions regarding how a specific Item should be answered, please discuss your questions with the CCO as soon as possible. Please note that italicized terms used in this questionnaire are defined in Part I of Form ADV or the instructions thereto.

If the answer to all of the Items listed below is “no”, you may simply check the following box

(leave all the other Items blank) and sign the certification below:

c

A. In the past ten years, have you:	Yes No
(1) been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to any felony?	c c
(2) been charged with any felony?	c c
You may limit your response to Item A(2) to charges that are currently pending
B. In the past ten years, have you:

(1)

been convicted of or pled guilty or nolo contendere (“nocontest”) in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

c c
(2) been charged with a misdemeanorlisted in Item B(1)?	c c
You may limit your response to Item B(2) to charges that are currently pending
C. Has the SEC or the Commodity Futures Trading Commission(CFTC) ever:
(1) found you to have made a false statement or omission?	c c
(2) found you to have been involved in a violation of SEC orCFTC regulations or statutes?
(3) found you to have been a cause of an investment-related business having its authorization to do business denied, suspended,revoked, or restricted?	c c
(4) entered an orderagainstyouinconnection withinvestment-related activity?	c c
(5) imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	c c
D. Has any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:
(1) ever found you to have made a false statement or omission, or been dishonest, unfair, or unethical?	c c
(2) ever found you to have been involved in a violation ofinvestment-related regulations or statutes?	c c
(3) ever found you to have been a cause of an investment-related business having its authorization to do business denied,suspended, revoked, or restricted?	c c
(4) in the past ten years, entered an order against you inconnection with an investment-related activity?	c c
(5) ever denied, suspended, or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?	c c
E. Has any self-regulatory organization or commodities exchange ever:
(1) found you to have made a false statement or omission?	c c
(2) found you to have been involved in a violation of its rules(other than a violation designated as a “minor rule violation” under aplan approved by the SEC)?	c c
(3) found you to have been the cause of an investment- relatedbusiness having its authorization to do business denied, suspended,revoked, or restricted?	c c
(4) disciplined you by expelling or suspending you frommembership, barring or suspending you from association with othermembers, or otherwise restricting your activities?	c c
F. Has an authorization to act as an attorney, accountant, or federal contractor granted to you ever been revoked or suspended?	c c
G. Are you or any advisory affiliate now the subject of any regulatoryproceeding that could result in a “yes” answer to any part of Item C.,D., or E.?	c c
H. (1) Has any domestic or foreign court:
(a) in the past ten years, enjoined you in connection with any investment-related activity?	c c
(b) ever found that you were involved in a violation ofinvestment-related statutes or regulations?	c c
(c) ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	c c
(2) Are you now the subject of any civil proceeding that couldresult in a “yes” answer to any part of Item H(1)?	c c

If you answered “yes” to any of the above Items, further information will be requested.

I agree that if any of the statements or representations made herein become untrue or inaccurate, Iwill immediately notify the CCO.

I certify that the information contained in this form is complete and accurate.

Signature

Print Name:

Date

724572.1